UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934
                        June 6, 2000
                     ------------------
              (Date of earliest event reported)


         LABORATORY CORPORATION OF AMERICA HOLDINGS
         ------------------------------------------
   (Exact name of registrant as specified in its charter)


   DELAWARE                1-11353             13-3757370
 --------------          -----------         --------------
(State or other         (Commission         (IRS Employer
jurisdiction of         File Number)         Identification
incorporation)                                    Number)


   358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA 27215
   -------------------------------------------------------
          (Address of principal executive offices)

                        336-229-1127
                        ------------
    (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS

  On  June  6,  2000,  Laboratory   Corporation  of  America-
Registered Trademark- Holdings (LabCorp-Registered Trademark-) announced that it has called for redemption on July 7, 2000
all of its outstanding  8 1/2 percent  Series   A Convertible
Exchangeable Preferred Stock and 8 1/2 percent Series B Convertible Pay-in-Kind Preferred Stock.

  The redemption price for both the Series A and Series B preferred stock is $52.83 per preferred share. The Series A preferred stock is currently, and following June 30, 2000, the Series B preferred will be, convertible into LabCorp common stock at the rate of 1.81818 common shares per preferred share at any time prior to 5:00 p.m., New York City time, on July 6, 2000.

  Also, LabCorp reported that Roche Holdings, Inc. has indicated that it plans to sell up to 2.5 million shares of common stock to a limited number of investors in order not to become a majority shareholder of LabCorp. LabCorp has filed a registration statement with the Securities and Exchange Commission relating to this offer and sale by Roche of LabCorp stock, but the registration statement has not yet become effective. Such securities may not be sold nor may offers to buy be accepted prior to the time the registration becomes effective.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
        INFORMATION AND EXHIBITS

 (c)  Exhibit
      20  Press release of the Company dated
          June 6, 2000.

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                         SIGNATURES

Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          LABORATORY CORPORATION OF AMERICA HOLDINGS
          ------------------------------------------
                         (Registrant)

               By: /s/BRADFORD T. SMITH
                  ------------------------------
                      Bradford T. Smith
                      Executive Vice President,
                      General Counsel, Secretary
                      and Compliance Officer



Date: June 7, 2000

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